SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of the date last indicated below on the acceptance page hereof, by and between FOOTHILLS EXPLORATION, INC., a Delaware corporation (the “Company”) and WILSHIRE ENERGY PARTNERS, LLC, (“Wilshire” or “Purchaser”).

R E C I T A L S

A. The Purchaser desires to purchase from the Company and the Company desires to sell to the Purchaser 200,000 units (individually a “Unit” and in the plural, the “Units”) each consisting of one share of the common stock of the Company (“Share”) and one warrant to purchase a share of common stock of the Company at a strike price of $1.50 per share for a term of 36 months from the Closing (individually a “Warrant” and in the plural, “Warrants”). The shares underlying the Warrants are hereinafter referred to as the “Warrant Shares”).

C. The purchase price for the Units shall be $1 for each Unit (the “Unit Price”) or an aggregate purchase price of USD$200,000 (the “Purchase Price”).

AGREEMENT

It is agreed as follows:

1.   PURCHASE AND SALE OF UNITS.

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at Closing, Purchaser shall purchase, and the Company shall sell to Purchaser 200,000 Units at one dollar ($1.00) per Unit for a total purchase price of $200,000.

2.   CLOSING.

2.1 Date and Time. The sale of Units shall take place in one closing (“Closing”), at which Purchaser shall wire the Purchase Price to the Company and the Company promptly thereafter shall deliver or caused to be delivered to the Purchaser (i) a certificate or certificates representing 200,000 Shares and (ii) warrants to purchase 200,000 Shares, substantially in the form as the Warrants attached hereto as Exhibit A (the “Warrants”).

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to the Purchaser to purchase the Units the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein. All references in this Section 3 to the Shares, Warrants or Warrant Shares shall be collectively referred to as the “Securities” unless the context requires otherwise.

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted. The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined herein.

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3.2 Authorization and Enforcement. This Agreement, including any instrument or instruments which evidence the Warrants and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

3.3 Reservation and Valid Issuance of Securities. The Warrants have been duly and validly authorized and delivered and are fully enforceable as against the Company. The Company has reserved 1.5 times (150%) of the number of shares for which the Warrants are initially exercisable (i.e. the Warrant Shares), and shall increase the number of shares reserved for issuance in the event of any adjustment required to satisfy Warrant exercise terms from time to time. The Company will, at closing, have notified its transfer agent to reflect and maintain such reservation of shares in its books and records. The Warrant Shares issuable upon exercise of the Warrants have been duly and validly authorized and, upon issuance upon due exercise of the Warrants, will be validly issued, fully paid and non-assessable. The Warrant Shares, upon issuance in accordance with the Warrants will be, free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws. The Company’s Subsidiaries (wholly or partially owned) are as listed on Schedule 3.3 annexed hereto. The shares of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and held by the Company which has sole, and unencumbered marketable title and is the sole owner.

3.4 No Conflict, Breach, Violation or Default; Third Party Consents. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Certificates of Designation or the Company’s Bylaws , each as in effect on the date hereof (collectively, the “Company Documents”), or (ii) any statute, rule, regulation or order of any governmental agency, self-regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iii) any material agreement among shareholders of which the Company is aware or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.

3.5 SEC Reports and Financial Statements.

3.5.1 The Company has made available to Purchaser through the SEC’s EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, registration statement, and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since December 31, 2014 (collectively, the “SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act of 1934 (the “1934 Act”), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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3.6 Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 4 of this Agreement, the offer and sale of the Securities comprising the Units constitutes an exempted transaction under the Securities Act, and registration of the Warrants or Warrant Shares under the Securities Act for issuance herein is not required. The Company shall make such filings as may be necessary to comply with the federal securities laws and the “blue sky” laws of any state in connection with the offer and sale of the Securities, which filings will be made in a timely manner.

3.7 Title to Properties. Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.8 Environmental Matters. To the Company’s Knowledge, except as disclosed in the SEC Reports, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.9 Litigation. Except as disclosed in Schedule 3.9 or in the SEC Reports, there are no pending material actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated against the Company.

3.10 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

3.11 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

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3.12 Disclosures. Except as otherwise disclosed in the Schedules annexed hereto, neither the Company nor any Person acting on any of their behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. To the knowledge of the Company, the written materials delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents warrants and covenants with the Company as follows:

4.1 Legal Power. Purchaser has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, to enter into this Agreement, to purchase the Units hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.

4.2 Due Execution. The execution and performance of the terms under this Agreement and Purchaser Signature Page hereto, have been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

4.3 Access to Information. Purchaser understands that an investment in the Securities involves a high degree of risk and long-term illiquidity, including, risk of loss of its entire investment. Purchaser further understands that the Company has limited capital and is not profitable and will require substantial revenues or additional financing in order to be able to repay existing obligations and complete pending or contemplated transactions. Purchaser represents that it has received and reviewed copies of the SEC Reports as well as each Schedule annexed hereto, including, specifically, Schedule 4.3, which discloses the Company’s current capitalization structure, inclusive of, warrants and options currently issued and outstanding. Purchaser represents that it has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and regarding the Securities, all as such Purchaser deems necessary or appropriate to make an informed investment decision regarding purchase and acquisition of the Securities

4.4 Restricted Securities.

4.4.1 Purchaser has been advised that none of the Securities have been registered under the Securities Act or any other applicable securities laws and that the Units are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S thereunder, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D. Purchaser acknowledges that the Securities when issued will be “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Securities may be resold in the absence of either an effective registration thereof under the Securities Act or an exemption from such registration requirements. Notwithstanding the foregoing, the Company shall not have any right to approve, reject or prevent any transfer or opinion.

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4.4.2 Purchaser represents that it is acquiring the Units for Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.4.3 Purchaser understands and acknowledges that the certificates representing the Shares, Warrants and, if issued, the Warrant Shares, will bear substantially the following legend:

“THE SECURTIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES AND ANY TRANSFER OF THIS CERTIFICATE NEED NOT REQUIRE NOTICE TO OR CONSENT OF THE ISSUER.”

4.5 Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Securities and can bear the economic risk of investment in such securities without producing a material adverse change in such Purchaser’s financial condition. Purchaser, either alone or with Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

4.6 Independent Investigation. Purchaser in making his decision to purchase the Units herein, has relied solely upon an independent investigation made by him and his legal, tax and/or financial advisors and, is not relying upon any oral representations of the Company.

4.7 No Advertising. Purchaser has not received any general solicitation or advertising regarding the offer of the Units or any of the Securities.

4.8 Certain Trading Activities. Each Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed

4.9 Public Statements. The Purchaser agrees not to issue any public statement with respect to its investment in the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

5.   COVENANTS OF THE COMPANY RELATING TO WARRANTS.

5.1 Reservation of Shares. The Company hereby covenants to maintain at all times while the Warrants are outstanding, reserved and authorizved for issuance upon exercise of the Warrants, such number of Warrant Shares as equals 150% of the number of shares that such Warrants are convertible into or exchangeable for at any time and from time to time. The Company hereby further agrees to take all further acts, including, without limitation, providing written notification of the foregoing limitation to its transfer agent with instructions not to issue shares that would result in violation by the Company of the foregoing provision, as well as amending its charter or amending any filing with any exchange or quotation service in order to effectuate the foregoing.

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6.   ADDITIONAL COVENANTS OF THE COMPANY

6.1 Piggy Back Registration Rights. At any time following the date hereof that the Shares, Warrants or Warrant Shares, Rights (as defined below in paragraph 6.3) together shares issuable on exercise of Rights (collectively, the “Registerable Securities”) are owned by the Purchaser (which shall include its transferees, assignees or other successors in interest) and there is not an effective registration statement covering all of the Registerable Securities, and if the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act, of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents (the “Registration Statement”) relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Purchaser a written notice of such determination and automatically, and without any further request from the holder of Registerable Securities include in such registration statement all of such Registerable Securities unless and to the extent that, such Holder requests otherwise in writing; provided, however, that Registerable Securities may be reduced on a pro rata basis with such other securities being registered on the applicable registration statement if and to the extent that the underwriter(s) associated with the offering which is the subject of the Registration Statement believes, in good faith, that the inclusion of such Registerable Securities will have an adverse effect on the sale of the securities for which such registration statement was filed. The Company shall not be required to register any Registerable Securities pursuant to this Section 6.1 that are eligible for resale pursuant to Rule 144 promulgated by the SEC pursuant to the Act or that are the subject of a then effective registration statement; provided, that the Company’s counsel renders an opinion letter as such in favor of the Purchaser at Company’s expense. If any SEC guidance or FINRA regulation sets forth a limitation on the number of securities permitted to be registered on a particular registration statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC or such other applicable regulatory authority for the registration of all or a greater portion of Registerable Securities), the number of Registerable Securities to be registered on such registration statement will be reduced on a pro rata basis with such other securities being registered on the applicable registration statement.

6.1.1 Registration Process. In connection with the registration of the Registerable Securities pursuant to Section 6.1, the Company shall:

(a) Prepare and file with the SEC the Registration Statement and such amendments (including post effective amendments) to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as the Company may deem necessary or appropriate and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the period commencing on the effective date of the Registration Statement and ending on the date on which all of the Registerable Securities may be sold to the public without registration under the Securities Act in reliance on Rule 144 (the “Registration Period”) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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(b) Comply with the provisions of the Securities Act with respect to the Registerable Securities covered by the Registration Statement until the earlier of (i) such time as all of such Registerable Securities have been disposed of in accordance with the intended methods of disposition by each Purchaser as set forth in the Prospectus forming part of the Registration Statement or (ii) the date on which the Registration Statement is withdrawn;

(c) Furnish to each Purchaser and its legal counsel identified to the Company (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of the Registerable Securities. Such documents may be made available to each Purchaser through the SEC’s EDGAR system;

(d) Register or qualify the Registerable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions as the Purchaser reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registerable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(e) As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Purchaser as such Purchaser may reasonably request;

(f) As promptly as practicable after becoming aware of such event, notify each Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(g) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Purchaser of its Registerable Securities in accordance with the intended methods therefore provided in the Prospectus which are customary under the circumstances; and

(h) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registerable Securities to be in such denominations and registered in such names as any Purchaser may request and maintain a transfer agent for the Common Stock.

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6.1.2 Obligations and Acknowledgements of the Purchaser. In connection with the registration of the Registerable Securities, Purchaser shall have the following obligations and hereby make the following acknowledgements:

(a) It shall be a condition precedent to the obligations of the Company to include the Registerable Securities in the Registration Statement that Purchaser wishing to participate in the Registration Statement (i) promptly shall furnish to the Company such information regarding itself, the Registerable Securities held by it and the intended method of disposition of the Registerable Securities held by it as shall be reasonably required to effect the registration of such Registerable Securities and (ii) promptly shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser (the “Requested Information”) if such Purchaser elects to have any of its Registerable Securities included in the Registration Statement. If Purchaser notifies the Company and provides the Company the information required hereby at least three business days before the Company files Amendment No.1 to the Registration Statement, the Company will include such information within an amendment to the Registration Statement that includes the Registerable Securities of such Purchaser provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five (5) business days prior to the effective date or if the Company has been informed by the Commission of a “no review” comment on the Registration Statement as originally filed by the Company.

(b) Purchaser agrees promptly and timely to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registerable Securities from such Registration Statement;

(c) Purchaser agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.1.1(e) or 6.1.1(f), such Purchaser shall immediately discontinue its disposition of Registerable Securities pursuant to the Registration Statement covering such Registerable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.1.1(e) and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser’s possession, of the Prospectus covering such Registerable Securities current at the time of receipt of such notice; and

(d) Purchaser acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registerable Securities being registered for resale by it, and if a Purchaser includes Registerable Securities for offer and sale within a Registration Statement such Purchaser hereby consents to the inclusion in such Registration Statement of a disclosure to such effect.

6.1.3 Expenses of Registration. All expenses (other than underwriting discounts and commissions and the fees and expenses of Purchaser’s counsel) incurred in connection with registrations, filings or qualifications pursuant to this Section 6.1, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

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6.1.4 Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Purchaser and each underwriter, if any, which facilitates the disposition of Registerable Securities, and each of their respective officers and directors and each Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 6.1.1(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability, provided, however, that Company shall not be liable under this Section 6.1.4(a) for any amount in excess of 120% of the amount invested by such Purchaser inclusive of amount received in respect of Registerable Securities sold by it.

(b) Indemnification by the Purchaser and Underwriter. Purchaser agrees, as a consequence of the inclusion of any of its Registerable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registerable Securities shall agree, severally and not jointly, as a consequence of facilitating such disposition of Registerable Securities promptly to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser or underwriter expressly for use therein, and (ii) promptly to reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Purchaser shall not be liable under this Section 6.1.4(b) for any amount in excess of the net proceeds paid to such Purchaser in respect of Registerable Securities sold by it.

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(c) Notice of Claims, etc. Promptly after receipt by a Person seeking indemnification pursuant to this Section 6.1.4 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 6.1.4 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(d) Contribution. If the indemnification provided for in this Section 6.1.4 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.1.4(d) were determined by pro rata allocation (even if the Purchaser or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.1.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e) Limitation on Purchaser’s and Underwriters’ Obligations. Notwithstanding any other provision of this Section 6.1.4, in no event shall (i) Purchaser have any liability under this Section 6.1.4 for any amounts in excess of the dollar amount of the proceeds actually received by Purchaser from the sale of Registerable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registerable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registerable Securities underwritten by it and distributed pursuant to the Registration Statement.

6.1.5 Rule 144. With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees to use reasonable commercial efforts to:

(a) comply with the provisions of paragraph (c)(1) or (2) of Rule 144; and

(b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past, had been required to or did file such reports, it will, upon the request of Purchaser, make available other information as required by, and so long as necessary to permit sales of, its Registerable Securities pursuant to Rule 144.

6.1.6 Common Stock Issued Upon Stock Split, etc. The provisions of this Section 6.1 shall apply to any shares of Common Stock or any other securities issued as a dividend or distribution in respect of the Warrant Shares, or otherwise issued in exchange for the Common Stock generally (e.g. such as a reorganization, spinoff, merger, etc.).

6.1.7 Termination of Registration Rights. The piggy back registration rights granted in this Section 6.1 shall terminate with respect to a Security upon the date such Security is first eligible to be resold pursuant to Rule 144 of the Securities Act.

6.2 Filing of Reports. Company shall file on a timely basis, any and all reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the 1934 Act so as to enable sales without resale limitations one (1) year from the date of final Closing, pursuant to Rule 144, as amended. The Company shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Conversion Shares or Warrant Shares. For avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.

6.3 Anti-Dilution. If the Company during the 150 days following the Closing (the “Anti-Dilution Period”) issues any additional securities (a “New Issuance”) (including, but not limited to, any class of shares, preferred stock, warrants, rights to subscribe for shares, convertible debt or other securities convertible into any share class) for a consideration per share, after giving effect to commissions, fees and other expenses (collectively “offering costs”), that is less, or which on conversion or exercise of the underlying security is less, than the Unit Price (as adjusted for any change of resulting from any forward or reverse share splits, stock dividends and similar events) (a “Down Round Price”), the Company shall issue additional Securities to Purchaser in an amount that it would have received at the Down Round Price, rounded up to the next whole share, on a full ratchet basis at no additional consideration (“Purchaser’s Down Round Issuances”). In the event that a New Issuance is made at a Down Round Price and includes both equity securities and rights to acquire additional securities (whether in the form of warrants, options or other rights) (the “Rights”), then as part of any full ratchet adjustment the Company shall also include, within the Purchaser’s Down Round Issuances, that number of Rights which Purchaser would have acquired had it participated in the New Issuance. By way of illustration: If within the Anti-Dilution Period the Company issues convertible debt that may at the option of the holder be converted into common stock, giving effect to offering costs, at a Down Round Price of $0.90 per share, the Company thereupon shall (i) promptly deliver to Purchaser an additional 22,223 shares of common stock, (ii) promptly deliver to Purchaser warrants to purchase an additional 22,223 shares of common stock and (iii) adjust the strike price of all Warrants to $1.35 per share. If, by way of further example, the foregoing illustration included Rights which permitted a new purchaser investing $100,000 to receive Rights to purchase 100,000 shares of common stock at a strike price of $1.00 per share, then (x) the strike price of the Warrants shall be adjusted to $1.00 per share and (y) the Company additionally shall deliver to the Purchaser Rights to acquire 200,000 shares of common stock on the same terms that Purchaser would have received had it participated in the New Issuance.

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7.   CONDITIONS

7.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived in writing by the Company at any time in its sole discretion.

7.1.1 Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of Purchaser (including, for avoidance of doubt, those relating to the Questionnaire) shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

7.1.2 Performance by the Purchaser. Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

7.1.3 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.1.4 Delivery of Purchase Price. The Purchase Price for the Units shall be available in cleared funds and remitted in accordance with the terms hereof.

7.1.5 Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchaser to the Company.

7.1.6 Delivery of Notice to Transfer Agent. Delivery of written irrevocable notice to the Company’s transfer agent, in form reasonably satisfactory to Purchaser, that the Shares and Warrants have been issued and requiring that the transfer agent reserve 150% of the number of Warrant Shares outstanding at all times, until all such Warrant Shares are issued.

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7.1.7 Acceptance of Securities Purchase Agreement. The Company shall have duly executed and delivered a copy of the acceptance page to the Securities Purchase Agreement for the Purchaser.

7.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Units. The obligation hereunder of the Purchaser to purchase the Units and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived in writing by the Purchaser at any time in its sole discretion.

7.2.1 Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

7.2.2 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

7.2.3 No Suspension, Etc. Trading in the Common Stock of the Company shall not have been suspended by the SEC or a Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing). For the purposes of this Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the New York Stock Exchange, any market operated by the NASDAQ Capital Market, NASDAQ Global Market or NASDAQ Global Select Market, or the OTC Markets (or any successors to any of the foregoing).

7.2.4 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.2.5 No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7.2.6 Shares and Warrants. At the Closing, the Company shall have delivered to the Purchaser Shares and Warrants along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as Purchaser may request. The Company shall have paid any commitment or similar fees to Purchaser and its Management at or prior to the first Closing. The Company hereby confirms that it shall pay for all costs for any and all Rule 144 opinions or legend removal letters for the benefit of Purchaser. The Company shall also deliver this Agreement, duly executed by the Company.

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7.2.7 Secretary’s Certificate. The Company shall deliver to the Purchaser, a secretary’s certificate, dated as of the each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Company’s Articles of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

7.2.8 Material Adverse Effect. No Material Adverse Effect shall have occurred at or before such Closing Date.

8.   MISCELLANEOUS.

8.1 Indemnification. Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Securities by Purchaser in violation of the Securities Act or applicable state securities law.

8.2 Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced exclusively in accordance with, the laws of the State of California. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of California, in the County of Los Angeles (or any federal courts having jurisdiction of such area) with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of California by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 8.7, provided that a reasonable time, not less than thirty (30) days, is allowed for response. THE ASSERTION OF ANY REMEDY BY PURCHASER OR ITS ASSIGNS DOES NOT CONSTITUTE A WAIVER OF ANY OTHER REMEDY AVAILABLE TO IT OR A “SELECTION OF REMEDIES” BY PURCHASER OR HOLDER. Service of process may also be made in such other manner as may be permissible under the applicable court rules. THE PARTIES HERETO WAIVE TRIAL BY JURY.

8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

8.4 Entire Agreement. This Agreement and the Exhibits hereto and thereto inclusive of the Transaction Documents, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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8.5 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and of the Purchaser, or, to the extent such amendment affects only one Purchaser, by the Company and such Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

8.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile or email (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:

Foothills Exploration, Inc.

633 17th Street, Suite 1700-A

Denver, Colorado 80202

Attn: B.P. Allaire, CEO

Facsimile: 720-449-7479

Email: bpallaire@foothillspetro.com

If to the Purchaser:

Wilshire Energy Partners LLC

22287 Mulholland Hwy, #350

Calabasas, CA 91307

Attn: Kevin Sylla, Director

Phone: (818) 835-9707

Email: ksylla@wilshire.energy

8.8 Faxes, Electronic Mail and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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8.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.10 Further Assurances. At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

8.11 Legal Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[Signature page follows]

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[Counterpart Signature Page to Securities Purchase Agreement of

Foothill Exploration, Inc.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER:

By:

Name:

Title:

Dated:

COMPANY:

By:

Name:

Title:

Dated:

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Exhibit A

Form of Common Stock Purchase Warrant

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